UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 10, 2009, Cardinal Health, Inc. (the “Company” or “Cardinal Health”) issued a news release regarding approval of the spin-off of CareFusion Corporation (“CareFusion”) by the Board of Directors of the Company. A copy of the news release is included as Exhibit 99.1 to this report.

Item 8.01	Other Events

The Company’s Board of Directors has approved the spin-off of its clinical and medical products businesses through the distribution of at least 80 percent of the outstanding common stock of CareFusion to the Company’s shareholders. The distribution of shares of CareFusion common stock will be made after the close of trading on August 31, 2009 to the Company’s shareholders of record as of 5 p.m. Eastern Daylight Time on August 25, 2009, the record date for the spin-off. Cardinal Health will distribute 0.5 shares of CareFusion common stock for each common share of Cardinal Health outstanding as of the record date. Shareholders will receive cash in lieu of fractional shares of CareFusion common stock.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News release issued by the Company on July 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: July 10, 2009	By:	/s/ Craig S. Morford
	Name:	Craig S. Morford
	Title:	Chief Legal and Compliance Officer

EXHIBIT INDEX

99.1	News release issued by the Company on July 10, 2009.